UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 1, 2007
(Date of Earliest Event Reported)

FORTUNET, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51703	88-0252188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 South Highland Drive, Suite C Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 796-9090
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2007, the Company entered into amendments (collectively, the “Amendments”) to the following employment agreements with certain executive officers of the Company to increase their annual salaries:

•	the Exempt Employment Agreement, dated as of September 9, 2002, as amended, with Jack B. Coronel, Chief Marketing Officer and Director of Compliance and Strategic Development of the Company; and

•	the Exempt Employment Agreement, dated as of January 10, 2005, as amended, with William R. Jacques, Jr., Chief Financial Officer of the Company.

The foregoing description does not purport to be complete and is qualified by the full text of the Amendments, copies of which are attached as Exhibits 10.1 and 10.2 incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Amendment No. 3 to FortuNet Inc Exempt Employment Agreement by and between FortuNet Inc. and Jack B. Coronel, dated as of April 1, 2007
10.2	Amendment No. 2 to FortuNet Inc Exempt Employment Agreement by and between FortuNet Inc. and William R. Jacques, Jr., dated as of April 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORTUNET INC.

Date: April 1, 2007	By:	/s/ Yuri Itkis
Yuri Itkis
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amendment No. 3 to FortuNet, Inc. Exempt Employment Agreement by and between FortuNet, Inc. and Jack B. Coronel, dated as of April 1, 2007
10.2	Amendment No. 2 to FortuNet, Inc. Exempt Employment Agreement by and between FortuNet, Inc. and William R. Jacques, Jr., dated as of April 1, 2007